Exhibit 1.1
INTERNATIONAL LEASE FINANCE CORPORATION
ILFC NOTES, SERIES II
WITH MATURITIES OF 9 MONTHS OR MORE FROM DATE OF ISSUE
SELLING AGENT AGREEMENT
April 28, 2008

Banc of America Securities LLC	Morgan Stanley & Co. Incorporated
9 West 57th Street	1585 Broadway, 4th Floor
New York, New York 10019	New York, New York 10036

Citigroup Global Markets Inc.	UBS Securities LLC
388 Greenwich Street	677 Washington Boulevard
New York, New York 10013	Stamford, Connecticut 06901

Incapital LLC	Wachovia Capital Markets, LLC
200 South Wacker Drive	301 S. College Street
Suite 3700	Charlotte, NC 28202
Chicago, Illinois 60606

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center, Floor 15
New York, New York 10080
     Ladies and Gentlemen:
     International Lease Finance Corporation, a California corporation (the “Company”), proposes to issue and sell its ILFC Notes, Series II (the “Notes”) with maturities of 9 months or more from date of issue pursuant to the provisions of the Indenture, dated as of August 1, 2006, and as supplemented from time to time (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”), as may be amended from time to time. The Notes shall have the maturity ranges, interest rates and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Notes will be issued, and the terms thereof established, from time to time by the Company in accordance with the Indenture.
     Subject to the terms and conditions contained in this Selling Agent Agreement (this “Agreement”), the Company hereby (1) appoints each of you as an agent of the Company (individually, an “Agent” and collectively the “Agents”) for the purpose of soliciting and receiving offers to purchase Notes from the Company and you hereby agree to use your reasonable best efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof and (2) agrees that whenever the Company determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement (as defined in Section IV(b) below) relating to such sale in accordance with the provisions of Section IV(b) hereof between the Company and Incapital LLC (the “Purchasing Agent”), with the Purchasing Agent purchasing such Notes as principal for resale to others. This Agreement shall not be construed to create either an obligation on the part of the Company to sell any Notes or an obligation of any of the Agents to purchase Notes.
I.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (No. 333-136681) relating to, among other things, debt securities and the offering thereof, from time to time, in accordance with Rule 415 under the Securities Act, which registration statement became effective upon filing with the Commission. Such registration statement, including the exhibits thereto and information otherwise deemed to be part of and included in such registration statement pursuant to regulations under the Securities Act, as amended to the date of this Agreement, is hereinafter called the “Registration Statement”. The base prospectus filed as part of the Registration Statement, in the form in which it most recently has been filed with the Commission, is hereafter called the “Base Prospectus”. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Company has prepared or will promptly prepare for filing with, or transmitted for filing to, the Commission, pursuant to Rule 424 under the Securities Act, a prospectus supplement (the “Prospectus Supplement”) for the purpose of supplying information in respect of the public offering of the Notes. The Base Prospectus, as supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed or furnished under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement or the date of the Prospectus, as the case may be; and any reference herein to the terms “amend”, “amended”, “amendment”, “supplement” or “supplemented” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include (i) the filing or furnishing of any document under the Exchange Act after the date of this Agreement or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference and (ii) with respect to the Registration Statement, information otherwise deemed to be part of and included in the Registration Statement pursuant to regulations under the Act after the date of this Agreement.
II.
     Your obligations hereunder are subject to the following conditions:
     (a) (i) the Prospectus, and any supplement thereto, has been filed in a manner and within the time period required by Rule 424(b), (ii) the Final Term Sheet contemplated by Section III(k) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433, and (iii) no stop order suspending the effectiveness of the Registration Statement, or any notice objecting to its use, shall be in effect,

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and no proceedings for such purpose shall be pending before or, to the Company’s knowledge, threatened by the Commission.
     (b) On the date hereof, you shall have received a favorable opinion of the General Counsel of the Company, dated the date hereof, to the effect that:
          (i) the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires it to be so qualified; provided, however, that the Company may not be so qualified in certain jurisdictions, the effect of which would not result in material adverse effect on the Company;
          (ii) no subsidiary of the Company nor all of the subsidiaries of the Company taken as a whole is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated under the Exchange Act; and
          (iii) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus.
     (c) On the date hereof, you shall have received a favorable opinion of O’Melveny & Myers LLP, special counsel for the Company, dated the date hereof, to the effect that:
          (i) the Company has the corporate power to own its properties and conduct its business as described in the Prospectus;
          (ii) the Indenture has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and is a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and, if applicable, is subject to provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed in United States dollars;
          (iii) the Notes have been duly authorized by all necessary corporate action on the part of the Company and when the final terms of a particular Note and of its issuance and sale have been duly established in conformity with the Indenture, and when such Note has been duly executed, authenticated and issued in accordance with the provisions of the Indenture and upon payment for and delivery of the Notes in accordance with the terms of this Agreement and the applicable Terms Agreement, will be legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation,

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fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and, if applicable, is subject to provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed in United States dollars;
          (iv) the Indenture has been duly qualified under the Trust Indenture Act;
          (v) this Agreement (and if the opinion is furnished on a Settlement Date, the applicable Terms Agreement) has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company;
          (vi) no consent, authorization, order or approval of any California, New York or federal court or governmental agency or body is required on the part of the Company for the execution and delivery of this Agreement or for the issuance and sale of the Notes, except such as have been obtained under the Securities Act, the Trust Indenture Act and such as may be required under the Blue Sky or securities laws of any jurisdiction and such other approvals (specified in such opinion) as have been obtained;
          (vii) neither the execution and delivery of the Indenture nor the issuance of the Notes will violate, result in a breach by the Company of, or constitute a default under, the Articles of Incorporation or Bylaws of the Company or the terms of any of the agreements, instruments, contracts, orders, injunctions or judgments identified to such counsel in an Officer’s Certificate of the Company (a copy of which will be delivered with the opinion of such counsel) as agreements, instruments, contracts, orders, injunctions or judgments binding on the Company which have provisions relating to the issuance by the Company of debt securities and the violation of, breach of or default under which would have a material adverse effect on the Company and its subsidiaries considered as a whole, except that no opinion need be expressed regarding the effect, if any, of the issuance of the Notes upon the Company’s compliance with any of the financial covenants contained in any of said agreements, instruments, contracts, orders, injunctions or judgments;
          (viii) the Registration Statement has become effective under the Securities Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement, or any notice objecting to its use, has been issued or threatened by the Commission;
          (ix) the Registration Statement, on the date it was filed, appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder, except that no opinion need be expressed concerning the financial statements and other financial information contained or incorporated by reference therein;
          (x) the documents incorporated by reference into the Prospectus appear on their face to comply in all material respects with the requirements as to form for reports on Form 10-K, Form 10-Q and Form 8-K, as the case may be, under the Exchange Act, and the rules and regulations thereunder in effect at the respective dates of their filing, except that no opinion need

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be expressed concerning the financial statements and other financial information contained or incorporated by reference therein;
          (xi) the statements in the Prospectus under the captions “Description of Debt Securities” and “Description of the Notes”, insofar as such statements constitute a summary of provisions of the Indenture or the Notes, fairly present the information required therein by Form S-3;
          (xii) the Company is not, and upon the issuance of the Notes and the application of proceeds therefrom as described in the Prospectus will not become, an investment company required to register under the Investment Company Act of 1940, as amended;
          (xiii) such counsel does not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement which is not filed as required; and
          (xiv) the execution and delivery of this Agreement, the purchase and sale of the Notes in accordance with the terms and provisions of this Agreement and the consummation of the transactions contemplated under this Agreement, the Indenture and the Notes will not violate any current federal or State of California or New York law, rule or regulation that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Company or to the transactions of the type contemplated by this Agreement or the Indenture, except that such counsel need express no opinion regarding any federal securities laws, any Blue Sky or state securities laws or the provisions of Section VI of this Agreement.
          (xv) The statements contained in the Prospectus under the caption “Certain U.S. Federal Income Tax Considerations” insofar as they purport to describe the material tax consequences under the U.S. federal income tax laws of an investment in the Notes, constitute a fair summary thereof in all material respects.
     Such counsel may state that, as counsel to the Company, such counsel reviewed the Registration Statement, the Disclosure Package (as defined below), the Prospectus and the documents incorporated therein by reference and participated in conferences with representatives of the Agents and representatives of the Company, its independent public accountants and counsel of the Agents at which the contents of the Registration Statement, the Disclosure Package, the Prospectus and the documents incorporated therein by reference and related matters were discussed. (For purposes of this Agreement, the term “Disclosure Package” shall mean (i) the Prospectus, as amended and supplemented as of the Applicable Time, as defined in Section V(i) hereof, (ii) any Permitted Free Writing Prospectus as defined in Section III(k) hereof, and (iii) any other “free writing prospectus”, as defined in Rule 405 under the Securities Act (“Free Writing Prospectus”), including any “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act (“Issuer Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.)
     Such counsel may state that the purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Disclosure Package or the Prospectus and such counsel has not undertaken any obligation to verify

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independently any of the factual matters set forth in the Registration Statement, the Disclosure Package or the Prospectus. Such counsel may state that, moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Disclosure Package and the Prospectus involve matters of a non-legal nature.
     Subject to the foregoing, such counsel shall confirm to you that, on the basis of the information such counsel gained in the course of performing the services referred to above, nothing came to such counsel’s attention that caused it to believe that (i) the Registration Statement, at its effective date (or if later, the date the Company’s latest Annual Report on Form 10-K was filed with the Commission) and, if such counsel is providing a legal opinion pursuant to a Terms Agreement, on the Effective Date (as defined in Section V(a) hereof), pursuant to Rule 430B(f)(2) under the Securities Act, of the part of the Registration Statement relating to the offering of the Notes subject to such Terms Agreement for purposes of liability of any Agent under Section 11 of the Securities Act, contained any untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, as of the date of such opinion (or, if such opinion is to be delivered pursuant to the last sentence of Section II or the penultimate paragraph of Section V in accordance with an agreement between the Company and the Purchasing Agent, as set forth in the applicable Terms Agreement, at the Applicable Time) contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) the Prospectus on the date of the Prospectus Supplement included in the Prospectus, as of the Applicable Time and on the date of the opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus (except for the statements described in paragraphs (xi) and (xv) above), and such counsel need not express any belief (A) except as specifically stated in paragraph (x) above, with respect to any document filed by the Company under the Exchange Act, whether before or after an Effective Date, except to the extent that such document is a document incorporated by reference (1) in the Registration Statement as of its effective date (or if later, the date the Company’s latest Annual Report on Form 10-K was filed with the Commission) and, if such counsel is providing a legal opinion pursuant to a Terms Agreement, as of the Effective Date, pursuant to Rule 430B(f)(2) under the Securities Act, of the part of the Registration Statement relating to the offering of the Notes subject to such Terms Agreement for purposes of liability of any Agent under Section 11 of the Securities Act, read together with the Registration Statement and considered as a whole as of such date, or (2) in the Prospectus as of the date of the Prospectus Supplement included in the Prospectus, as of the Applicable Time (if applicable) or on the date of the opinion; (B) with respect to the Form T-1 filed by the Trustee in connection with the Registration Statement; (C) with respect to the financial statements or other financial or accounting data contained in or omitted from the Registration Statement, the Disclosure Package or the Prospectus; or (D) with respect to the representations and warranties contained in the exhibits to the Registration Statement or in the exhibits to the documents incorporated by reference in the Registration Statement or the Prospectus.

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     (d) On the date hereof, PricewaterhouseCoopers LLP shall have furnished to you a letter (which may refer to a letter or letters previously delivered to you), dated as of the date hereof, in form and substance satisfactory to you, stating in effect that:
          (i) They are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission;
          (ii) In their opinion, the financial statements and financial statement schedules audited by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related rules and regulations thereunder adopted by the Commission;
          (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;
          (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited condensed consolidated statements of income, consolidated balance sheets, and consolidated statements of cash flows, included in the Prospectus and/or included in the Company’s quarterly report on Form 10-Q incorporated by reference into the Prospectus, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:
          (A) (i) any unaudited financial statements included and/or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related rules and regulations adopted by the Commission, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;
          (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited

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consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;
          (C) any unaudited financial statements which were not included in the Prospectus but from which were derived unaudited condensed financial statements included in the Prospectus and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;
          (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;
          (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or as of the end of the latest period for which financial statements are available, any decreases in consolidated net assets, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus as amended and supplemented discloses have occurred or may occur or which are described in such letter; and
          (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to a specified date not more than five days prior to the date of such letter, there were any decreases in consolidated net revenues or the total or per share amounts of income before extraordinary items or net income, in each case as compared with the comparable period of the preceding year, except in each case for increases or decreases which the Prospectus as amended and supplemented discloses have occurred or may occur or which are described in such letter; and
          (v) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted

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auditing standards, with respect to certain amounts, percentages and financial information specified by the Agents which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Agents or in documents incorporated by reference in the Prospectus specified by the Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.
     All references to the Prospectus in this paragraph (d) shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as of the applicable date referred to in the last sentence of Section II and the last paragraph of Section V hereof and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) as of the date of the amendment, supplement, incorporation or the Settlement Date relating to the Terms Agreement requiring the delivery of such letter under the last sentence of Section II and the last paragraph of Section V hereof.
     (e) On the date hereof, you shall have received a favorable opinion of Morgan, Lewis & Bockius LLP, counsel for the Agents, dated the date hereof with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Disclosure Package, the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on such matters.
     (f) On the date hereof, you shall have received a certificate of the secretary or assistant secretary of the Company as to (i) the Articles of Incorporation of the Company, (ii) the Bylaws of the Company and (iii) the resolutions authorizing the issuance and sale of the Notes and certain related matters.
     (g) On the date hereof, the Company shall have furnished to you a certificate of the Company, signed by the Chairman of the Board, the President or a Vice President and the principal financial or accounting officer of the Company, dated the date hereof, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and this Agreement and that:
          (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date hereof, and the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to your obligation as Agents to solicit offers to purchase the Notes, or your obligation to purchase Notes pursuant to any Terms Agreement;
          (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
          (iii) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change in the condition (financial or other),

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earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus.
     (h) The Company shall have furnished you such further information, certificates and documents as you may reasonably request.
     The obligations of the Purchasing Agent to purchase Notes as principal, both under this Agreement and under any Terms Agreement, and your obligations as Agents to solicit offers to purchase Notes under this Agreement, are subject to the conditions that (i) the representations and warranties on the part of the Company contained in this Agreement are accurate as of the date hereof, as of each Effective Date, as of each date of filing of any document incorporated by reference in the Registration Statement, as of the date any supplement to the prospectus is filed with the Commission, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by the Purchasing Agent as principal, pursuant to a Terms Agreement or otherwise), and as of each date the Company issues and sells Notes to you; (ii) the statements of the Company made in any certificates pursuant to the provisions hereof are accurate; (iii) the Company has performed its obligations hereunder; and (iv) no stop order suspending the effectiveness of the Registration Statement, or any notice objecting to its use, shall have been issued, and no proceedings for such purpose shall be pending before or threatened by the Commission. Further, if so agreed upon by the Company and the Agents, as indicated in the applicable Terms Agreement, the Purchasing Agent’s obligations hereunder and under such agreement shall be subject to such of the additional conditions set forth in clauses (b), (c), (d), and (g) above, but modified to relate to the Registration Statement and Prospectus as amended or supplemented to the date of delivery of the certificate, opinion or letter, as the case may be, called for by such conditions, each of which such agreed conditions shall be met on the corresponding Settlement Date.
     If any of the conditions specified in this Section II shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and your counsel, this Agreement and all of your obligations hereunder may be canceled at any time by you. Notice of such cancellation shall be given to the Company in writing or by telephone or telecopy confirmed in writing.
III.
     In further consideration of your agreements herein contained, the Company covenants as follows:
     (a) To furnish to you, without charge, a copy of (i) the Indenture, (ii) the resolutions of the Board of Directors (or Executive Committee) of the Company authorizing the issuance and sale of the Notes, certified by the Secretary or Assistant Secretary of the Company as having been duly adopted, (iii) the Registration Statement including exhibits but not including documents incorporated by reference therein, and (iv) so long as delivery of a prospectus supplement is required under the Act in connection with offers, solicitation of offers to purchase, or sales of the Notes, as many copies of the Prospectus, any documents incorporated by reference

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therein and any supplements and amendments thereto and any Issuer Free Writing Prospectus as you may reasonably request.
     (b) Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement (other than as a result of a filing under the Exchange Act) or supplement to the Prospectus unless the Company has furnished you with copies for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be timely filed (or transmitted for filing) with the Commission as required pursuant to Rule 424. The Company will promptly advise you (i) when each supplement to the Prospectus shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424, (ii) when any amendment of the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or the Disclosure Package or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or of any notice objecting to the use of the Registration Statement, including any notice pursuant to Rule 401(g)(2) and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (c) The Company will prepare, with respect to any particular tranche of Notes to be sold through or to the Purchasing Agent or an Agent pursuant to this Agreement, a pricing supplement with respect to such Notes in substantially the form previously approved by the Purchasing Agent and the Agents (each a “Pricing Supplement”) and, subject to the first sentence of Section III(b), will file such Pricing Supplement with the Commission pursuant to Rule 424(b) under the Securities Act not later than the close of business on the second business day following the earlier of the date of the determination of the offering price for the applicable Notes or the date on which such Pricing Supplement is first used.
     (d) If there occurs an event or development as a result of which, prior to the delivery of the Pricing Supplement in respect of an offering of a particular tranche of Notes to the Agents, the Disclosure Package relating to such Notes would include an untrue statement of a material fact, or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company promptly will (i) notify the Agents, including stating whether any use of the Disclosure Package should cease until it is amended or supplemented to correct such statement or omission (and, if so notified by the Company, the Agents shall forthwith suspend using the Disclosure Package as then amended or supplemented), (ii) subject to the first sentence of Section III(b) and the first sentence of Section III(k), prepare an amendment or supplement to the Disclosure Package and, if applicable, file with the Commission an amendment or supplement to the Disclosure Package, which will

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correct such statement or omission, and (iii) supply any supplemented Disclosure Package to you in such quantities as you may reasonably request.
     (e) To furnish you copies of each amendment to the Registration Statement and of each amendment and supplement to the Prospectus in such quantities as you may from time to time reasonably request; and if at any time when the delivery of a Prospectus shall be required by law in connection with sales of any of the Notes (including the circumstances where such requirement may be satisfied pursuant to Rule 172), either (i) any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) for any other reason it shall be necessary to amend the Registration Statement or amend or supplement the latest Prospectus, as then amended or supplemented or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company will (A) notify you to suspend the solicitation of offers to purchase Notes and if notified by the Company, you shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented and (B) (1) subject to the first sentence of Section III(b), promptly prepare and file with the Commission such document incorporated by reference in the Prospectus or an amendment or supplement to the Registration Statement or the Prospectus or new registration statement which will correct such statement or omission or effect such compliance, (2) use its best efforts to have any amendment to the Registration Statement or new registration statement become effective as soon as practicable in order to avoid any disruption in the use of the Prospectus and (3) will provide to you without charge a reasonable number of copies of such amended or supplemented Prospectus or prospectuses included in a new registration statement, which, if satisfactory to you in all respects, you shall use thereafter. Unless the Company is then subject to an obligation to deliver Notes to the Purchasing Agent as principal pursuant to a Terms Agreement, the Company shall not be required to comply with the provisions of clause (B) of this Section III(e) during any period of time (i) the Agents shall have suspended solicitation of offers to purchase Notes and (ii) the Agents shall not then hold any Notes as principal purchased from the Purchasing Agent (or, in the case of the Purchasing Agent, from the Company) to the time the Company determines that solicitation of purchasers of Notes should be resumed or shall subsequently agree to the purchase of Notes by the Purchasing Agent as principal.
     (f) To endeavor to qualify such Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all reasonable expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of such Notes for investment under the laws of such jurisdictions as you may designate; provided, that, in connection therewith the Company shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process, in any jurisdiction.
     (g) The Company will make generally available to its security holders as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company’s fiscal quarter next following each Effective Date of the Registration Statement with respect to each sale of Notes.

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     (h) (i) If the Company and the Purchasing Agent mutually agree to list Notes on any stock exchange (a “Stock Exchange”), to use its reasonable efforts, in cooperation with the Purchasing Agent, to cause such Notes to be accepted for listing on any such Stock Exchange, in each case as the Company and the Purchasing Agent shall deem to be appropriate. In connection with any such agreement to list Notes on a Stock Exchange, the Company shall use its reasonable efforts to obtain such listing promptly and shall furnish any and all documents, instruments, information and undertakings that may be reasonably necessary or advisable in order to obtain and maintain the listing.
          (ii) So long as any Note remains outstanding and listed on a Stock Exchange, if the Registration Statement or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact relating to any matter described in the Prospectus the inclusion of which was required by the listing rules and regulations of such Stock Exchange on which any Notes are listed (the “Listing Rules”) or by such Stock Exchange, to provide to the Purchasing Agent information about the change or matter and, subject to the first sentence of Section III(b), to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the Listing Rules or as otherwise requested by the Stock Exchange.
          (iii) To use reasonable efforts to comply with any undertakings given by it from time to time to any Stock Exchange on which any Notes are listed.
     (i) To notify the Purchasing Agent promptly in writing in the event that the Company does not have a security listed on the New York Stock Exchange of equal rank with or junior to the Notes.
     (j) The Company will notify the Agents immediately, and confirm such notice in writing, of any change in the rating assigned by any nationally recognized statistical rating organization, as such term is defined in Rule 436(g)(2) under the Securities Act, to the Medium-Term Note Program under which the Notes are issued (the “Program”) or any debt securities (including the Notes) of the Company, or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such debt securities.
     (k) The Company hereby agrees that, until each applicable Agent agrees otherwise in writing, no communication that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus has been, or will be, used by the Company, other than a final pricing term sheet in the form of Annex A attached hereto, prepared and to be filed by the Company pursuant to Section III(l) and containing a description of the final terms of a particular tranche of Notes being sold and the offering thereof (the “Final Term Sheet”). Any Free Writing Prospectus that the Company is permitted to use pursuant to the preceding sentence of this Section III(k) is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that it has complied and will comply, as the case may be, with the filing and other requirements of Rules 164 and 433 applicable to any such Permitted Free Writing Prospectus. Each of you, as Agents, severally and not jointly, hereby agree that, until the

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Company agrees otherwise, no communication that would constitute a Free Writing Prospectus has been, or will be, used by you in connection with the offer and sale of the Notes, other than (i) one or more written communications containing customary information relating to the terms of the Notes that do not require the Company to file any material pursuant to Rule 433(d) under the Securities Act other than the Final Term Sheet and/or (ii) any Permitted Free Writing Prospectus. Each of you, severally and not jointly, also agrees not to issue any communication pursuant to Rule 134 promulgated under the Securities Act with respect to the Notes. Nothing in this Section III(k) shall be deemed to require the approval by any Agent of any filings by the Company under the Exchange Act.
     (l) The Company agrees to prepare and file a Final Term Sheet with respect to the sale of any particular tranche of Notes and to file that Final Term Sheet pursuant to Rule 433(d) promulgated under the Securities Act within the time required by such Rule.
     (m) If immediately prior to August 16, 2009 (the “Renewal Deadline”), any of the Notes remain unsold by the Purchasing Agent or the Agents, the Company will, prior to the Renewal Deadline, if it has not already done so, either (i) file an automatic shelf registration statement relating to the Notes, if it is eligible to do so, in a form satisfactory to the Purchasing Agent and the Agents or (ii) file a new shelf registration statement relating to the Notes, in a form satisfactory to the Purchasing Agent and the Agents; provided, however, that if the Company is not eligible to file an automatic shelf registration statement and elects to file a shelf registration statement pursuant to this clause (ii), the Company will file such shelf registration statement no later than 75 calendar days prior to the Renewal Deadline, and will use its best efforts to cause such registration statement to be declared effective on or before the Renewal Deadline. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References herein to the registration statement relating to the Notes shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
IV.
     (a) Solicitations as Agent. You hereby agree, as Agents hereunder, to use your reasonable best efforts to solicit and receive offers to purchase Notes upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to you from time to time by the Company. For the purpose of such solicitation you will use the Prospectus as then amended or supplemented which has been most recently distributed to you by the Company, and you will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase Notes only as permitted by the Securities Act and the applicable securities laws or regulations of any jurisdiction. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase Notes commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally) and confirmed in writing from the Company, you will as soon as practicable, but in any event no later than one Business Day after receipt of such instructions, suspend solicitation of offers to purchase until such time as the Company has advised you that such solicitation may be resumed.
     You are authorized to solicit orders for the Notes only in denominations of $1,000 or more (in multiples of $1,000). You are not authorized to appoint subagents or to engage the

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service of any other broker or dealer in connection with the offer or sale of the Notes without the consent of the Company; provided, however, the Purchasing Agent may engage the service of any other broker or dealer without the consent of the Company. The Purchasing Agent will, however, on a periodic basis, provide the Company with a listing of those brokers or dealers so engaged. In addition, unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes. The Company shall have the sole right to accept offers to purchase Notes offered through you and may reject any proposed purchase of Notes as a whole or in part. You shall have the right, in your discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of your agreements contained herein.
     The Company agrees to pay the Purchasing Agent, as consideration for soliciting the sale of the Notes, a concession in the form of a discount equal to the percentages of the principal amount of each Note sold not in excess of the concession set forth in Exhibit A hereto (the “Concession”). Notwithstanding the foregoing, for Notes that bear a zero interest rate and are issued at a substantial discount from the principal amount payable at the Maturity Date (a “Zero-Coupon Note”), the Company agrees to pay the Purchasing Agent, as consideration for soliciting the sale of the Zero-Coupon Notes, a Concession in the form of a discount equal to the percentages of the initial offering price of each Zero-Coupon Note sold not in excess of the Concession set forth in Exhibit A hereto. The Purchasing Agent and the other Agents will share the Concession in such proportions as they may agree.
     Except as provided in Section IV(b) hereof, in soliciting offers to purchase Notes from the Company, you are acting solely as agent for the Company and not as principal. If acting on behalf of the Company on an agency basis, you will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been accepted by the Company, but you shall not have any liability to the Company in the event such purchase is not consummated for any reason, other than to repay to the Company any Concession with respect thereto.
     (b) Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement and a separate agreement, substantially in the form of Exhibit C hereto, to be entered into on behalf of such Agent(s) by the Purchasing Agent, which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, the Purchasing Agent as principal. Each such separate agreement (which may be an oral agreement and confirmed in writing as described below between the Purchasing Agent and the Company) is herein referred to as a “Terms Agreement”. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The Purchasing Agent’s agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Except pursuant to a Terms Agreement, under no circumstances shall you be obligated to purchase any Notes for your own account. Each Terms Agreement, whether oral (and confirmed in writing which may be by facsimile transmission) or in writing, shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or formula and maturity date or dates of such Notes, the interest payment dates, if any, the price to be paid to the Company for such Notes, the initial

15

public offering price at which the Notes are proposed to be reoffered, and the time and place of delivery of and payment for such Notes (the “Settlement Date”), whether the Notes provide for a survivor’s option or for optional redemption by the Company and on what terms and conditions, and any other relevant terms. Terms Agreements may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company.
     In connection with the resale of the Notes purchased, without the consent of the Company, you are not authorized to appoint subagents or to engage the service of any other broker or dealer, nor may you reallow any portion of the discount paid to you by the Company in excess of the designated reallowance portion; provided, however, that the Purchasing Agent may engage the service of any other broker or dealer without the consent of the Company. The Purchasing Agent will however, on a periodic basis, provide the Company with a listing of those brokers or dealers so engaged. Unless authorized by the Purchasing Agent in each instance, each Agent agrees not to purchase and sell Notes for which an order from a client has not been received.
     Each purchase of Notes by the Purchasing Agent from the Company shall be at a discount from the principal amount of each such Note on the date of issue not in excess of the applicable Concession set forth in Exhibit A hereto. Notwithstanding the foregoing, except as mutually agreed upon by the parties, for Zero-Coupon Notes, each purchase of Zero-Coupon Notes by the Purchasing Agent from the Company shall be at a discount from the initial offering price of each such Note on the date of issue not in excess of the applicable Concession set forth in Exhibit A hereto.
     (c) Public Offering Price. Unless otherwise authorized by the Company, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any, with the exception of Zero-Coupon Notes. Zero-Coupon Notes shall be sold to the public at a purchase price no greater than an amount, expressed as a percentage of the principal face amount of such Notes, equal to (i) the net proceeds to the Company on the sale of such Notes, plus (ii) the Concession, plus (iii) accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Selling Group (as defined in Exhibit B) member responsible for such sale, and delivered to the purchaser.
     (d) Procedures. Procedural details relating to the issue and delivery of, and the solicitation of offers to purchase and payment for, the Notes, whether under Section IV(a) or IV(b) of this Agreement, are set forth in the Administrative Procedures attached hereto as Exhibit B, as amended from time to time (the “Procedures”). The provisions of the Procedures shall apply to all transactions contemplated hereunder unless otherwise agreed to by you and the Company. You and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures. The Procedures may only be amended by written agreement of the Company and each of you, and in the case of any amendment affecting the Trustee, after notice to, and with the approval of, the Trustee.
     (e) Availability of Prospectus Upon Request. Upon the request of any person to whom you sell or deliver Notes, you shall provide such person with a copy of the Prospectus (as then amended or supplemented). You are not authorized to give any information or to make any

16

representation not contained in the Prospectus or the documents incorporated by reference or specifically referred to therein in connection with the offer and sale of the Notes.
     (f) Compliance With Laws. The Purchasing Agent is aware, and has informed the other Agents, that other than registering the Notes under the Securities Act, no action has been or will be taken by the Company that would permit the offer or sale of the Notes or possession or distribution of the Prospectus or any other offering material relating to the Notes in any jurisdiction where action for that purpose is required. Accordingly, the Purchasing Agent agrees that it will observe all applicable laws and regulations in each jurisdiction in or from which it may directly or indirectly acquire, offer, sell or deliver Notes or have in its possession or distribute the Prospectus or any other offering material relating to the Notes, and the Purchasing Agent will obtain any consent, approval or permission required for the purchase, offer or sale by it of Notes under the laws and regulations in force in any such jurisdiction to which it is subject or in which it makes such purchase, offer or sale.
V.
     The Company represents and warrants to the Agents that as of the date hereof, as of each Effective Date (as defined below), as of each date on which the Company accepts an offer to purchase Notes (including any purchase by the Purchasing Agent as principal, pursuant to a Terms Agreement or otherwise), as of each date the Company issues and sells Notes to you, and as of each date the Registration Statement or the Prospectus is amended or supplemented or there is filed or furnished with the Commission any document incorporated by reference into the Prospectus:
     (a) (i) the Registration Statement, as amended as of such time, the Prospectus as amended or supplemented as of any such time, and the Indenture did or will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; (ii) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as amended or supplemented as of any such time, did not and will not include any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (x) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (y) the information contained in or omitted from the Registration Statement or Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Agents specifically for inclusion in the Registration Statement and the Prospectus, it being understood and agreed that the only such information furnished by or on behalf of any Agent is the information in third sentence of the third paragraph, the fourth paragraph, second sentence of the sixth paragraph and the seventh paragraph, each under the caption “Supplemental Plan of Distribution” in the Prospectus Supplement;
     (b) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has

17

incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business, and there has not been any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries considered as a whole;
     (c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires it to be so qualified; provided, however, that the Company may not be so qualified in certain jurisdictions, the effect of which would not have a material adverse effect on the Company;
     (d) the Notes have been duly authorized and, when the terms thereof have been established in accordance with the Indenture and when executed, authenticated, issued and delivered in the manner provided for in the Indenture against payment therefor, will constitute legal, valid and binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies; the Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies; and the Indenture has been duly qualified under the Trust Indenture Act; and the Indenture conforms and the Notes of any particular issuance of Notes will conform in all material respects to the descriptions thereof contained in the part of the Registration Statement, as amended, and the Prospectus as amended or supplemented that relate to such issuance of Notes;
     (e) other than as set forth in the Prospectus, there are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which are of a character that are required to be disclosed in the Prospectus which have not been properly disclosed therein;
     (f) the Notes have been rated by a “nationally recognized statistical rating agency” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act), including one or both of Moody’s Investor Services (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies (“Standard & Poor’s”);
     (g) this Agreement has been duly authorized, executed and delivered by the Company;

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     (h) the financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement;
     (i) as of the Applicable Time (as defined below) with respect to the offering of any particular tranche of Notes, the Disclosure Package, as then amended or supplemented, did not, does not or will not contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Agent specifically for use therein. For purposes of this Agreement, “Applicable Time” shall mean the time set forth in the applicable Terms Agreement, or, if Notes are being sold to you as principal and the Applicable Time is not specified in the applicable Terms Agreement or if no Terms Agreement is utilized in connection therewith, the Applicable Time shall mean the time immediately prior to the time of the first sale (including, without limitation, a contract of sale) of such Notes or, with respect to Notes sold by any of you as agent, the Applicable Time shall mean each time of sale (including, without limitation, a contract of sale) of such Notes;
     (j) (i) at the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Notes in reliance on the exemption in Rule 163, and (iv) as of the date of the execution of this Agreement (with such date being used as the determination date for purposes of this clause (iv)), the Company was, is or will be (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405, that initially became effective within three years of the date hereof. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration form. The Company meets the requirements for use of Form S-3 under the Securities Act. The registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule;
     (k) (i) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Notes and (ii) as of the execution of this Agreement (with such date being

19

used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” as defined in Rule 405 (“Ineligible Issuer”); and
     (l) each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes to which such Issuer Free Writing Prospectus relates or until any earlier date of which the Company provided or provides prior notification to the Agents, did not, does not and will not include any information that conflicted, conflicts or will conflict with information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof, in each case, that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Agent specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Agent is the information in third sentence of the third paragraph, the fourth paragraph, second sentence of the sixth paragraph and the seventh paragraph, each under the caption “Supplemental Plan of Distribution” in the Prospectus Supplement.
     Each acceptance by the Company of an offer for the purchase of Notes and each issuance of Notes shall be deemed an affirmation by the Company that the foregoing representations and warranties are true and correct at the time, as the case may be, of such acceptance or of such issuance, in each case as though expressly made at such time. The representations, warranties and covenants of the Company shall survive the execution and delivery of this Agreement and the issuance and sale of the Notes.
     For purposes of this Agreement, “Effective Date” shall mean each date and time that any part of the Registration Statement and any post-effective amendment or amendments thereto became or become effective, including, without limitation, any amendment filed for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to the Exchange Act, or form of prospectus pursuant to Rule 424(b)), and each date and time any part of the Registration Statement is deemed to be effective pursuant to Rule 430B(f)(2) under the Securities Act.
     Unless (i) the Company has suspended the solicitation of offers to purchase Notes pursuant to Section IV(a) and (ii) the Agents shall not hold any Notes as principal purchased from the Purchasing Agent (or, in the case of the Purchasing Agent, from the Company), each time the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates offered on the Notes), or there is filed or furnished by the Company with the Commission a Form 10-K, Form 10-Q or Form 8-K that contains financial information that is incorporated by reference into the Prospectus pursuant to Section 13 of the Exchange Act, or, if so indicated in the applicable Terms Agreement, the Company sells Notes to you pursuant to a Terms Agreement, the Company shall furnish the Agents forthwith a certificate, dated the date of the effectiveness of such amendment, the date of filing or furnishing of such supplement or document or the date of such sale, signed by an executive officer of the Company, in substantially the form previously delivered under Section II(g), but modified to relate to the Registration Statement and the Prospectus as amended or supplemented, to such time;

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     Unless (i) the Company has suspended the solicitation of offers to purchase Notes pursuant to Section IV(a) and (ii) the Agents shall not hold any Notes as principal purchased from the Purchasing Agent (or, in the case of the Purchasing Agent, from the Company), each time the Registration Statement or the Prospectus is amended or supplemented (other than an amendment or supplement providing solely the terms of an issue of Notes in a pricing supplement) or there is filed by the Company with the Commission a Form 10-K or Form 10-Q that is incorporated by reference into the Prospectus, or if so agreed upon by the Company and the Agents, as indicated in the applicable Terms Agreement, the Company sells Notes to you pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to you written opinions of counsel to the Company, dated the date of the effectiveness of such amendment, the date of filing of such supplement or document or the date of such sale, in substantially the form previously delivered under Sections II(b) and II(c), but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such opinion or, in lieu of such opinions, counsel last furnishing such an opinion to you may furnish you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).
     Unless (i) the Company has suspended the solicitation of offers to purchase Notes pursuant to Section IV(a) and (ii) the Agents shall not hold any Notes as principal purchased from the Purchasing Agent (or, in the case of the Purchasing Agent, from the Company), each time the Registration Statement or the Prospectus is amended or supplemented by a filing under the Securities Act to include additional financial information, there is filed or furnished by the Company with the Commission under the Exchange Act any document incorporated by reference into the Prospectus as amended and supplemented which contains additional financial information (other than any information in a Current Report on Form 8-K responsive to Item 2.02 of such Form 8-K and relating exclusively to quarterly or annual financial results of the Company), or if so agreed upon by the Company and the Agents, as indicated in the applicable Terms Agreement, the Company sells Notes to you pursuant to a Terms Agreement, the Company shall cause PricewaterhouseCoopers LLP, the independent registered public accounting firm which has audited the financial statements of the Company and its subsidiaries included or incorporated by reference in the Prospectus as amended and supplemented, to furnish to you a letter, dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in substantially the form previously delivered under Section II(d), but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that where such amendment or supplement only sets forth unaudited quarterly financial information, the scope of such letter may be limited to relate to such unaudited financial information unless any other accounting or financial information included in the Registration Statement or the Prospectus as so amended or supplemented is of a character that, in your reasonable judgment, such other information should be addressed by such letter.

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VI.
     (a) The Company agrees to indemnify and hold harmless each of you, each of your directors, officers, employees and agents and each person, if any, who controls each of you within the meaning of Section 15 of the Securities Act against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable legal and other costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (including any preliminary prospectus) or any Issuer Free Writing Prospectus (whether or not a Permitted Free Writing Prospectus) or any other Permitted Free Writing Prospectus, or any amendment or supplement to any such Free Writing Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue or such alleged untrue statement or omission was made in reliance on and in conformity with written information provided by you to the Company expressly for use in the Registration Statement or Prospectus (including any preliminary prospectus) or any amendment or supplement thereto or any Issuer Free Writing Prospectus or other Permitted Free Writing Prospectus; provided, however, that the foregoing indemnity agreement with respect to the Prospectus or any Permitted Free Writing Prospectus shall not inure to the benefit of any Agent from whom the person asserting any such loss, liability, claim, damage or expense purchased Notes, or any person controlling such Agent, if the Company provides, and either concurrently or prior to so providing, files with the Commission, a copy of the amendment or supplement to the Prospectus or to a Permitted Free Writing Prospectus as theretofore provided to such Agent by the Company (with notice that such amendment or supplement contains additional or different material information from that previously provided) within a reasonable amount of time in advance of the Applicable Time in order to enable such Agent to convey such amendment or supplement to the purchaser of the Notes, and such amendment or supplement (x) was not conveyed to such person at or prior to the entry into the contract of sale of the Notes by such person and (y) such loss, liability, claim, damage or expense would not have occurred had the Agent delivered the amendment or supplement to such person at or prior to the entry into of the contract of sale of the Notes.
     (b) Each Agent severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable legal and other costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Prospectus

22

(including any preliminary prospectus) or any Issuer Free Writing Prospectus (whether or not a Permitted Free Writing Prospectus) or any other Permitted Free Writing Prospectus, or any amendment or supplement to any such Free Writing Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance on and in conformity with written information furnished to the Company by such Agent expressly for use therein. For purposes of this Agreement, the written information furnished by or on behalf of any Agent to the Company is the information in third sentence of the third paragraph, the fourth paragraph, second sentence of the sixth paragraph and the seventh paragraph, each under the caption “Supplemental Plan of Distribution” in the Prospectus Supplement.
     (c) If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, that, the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section VI unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section VI for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party, (iii) the defendants in such action include both the indemnifying party and the indemnified party and the indemnified party reasonably shall have concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall reasonably have concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where reasonably necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. No indemnifying party shall (I) without the prior

23

written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party, or (II) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
     (d) If the indemnification provided for in this Section VI is unavailable to or insufficient to hold harmless an indemnified party under the preceding paragraphs of this Section VI in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Notes (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by any Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) of Section VI were determined by per capita allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d) of Section VI. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) of Section VI shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d) of Section VI, no Agent shall be required to contribute any amount in excess of the amount by which the total public offering price at which the Notes purchased by it in the offering giving rise to the damages were sold

24

exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this subsection (d) of Section VI to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.
     (e) The indemnity and contribution agreements contained in this Section VI and the representations and warranties of the Company and you in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement; (ii) any investigation made by or on behalf of the Agents; (iii) any investigation by an indemnified party or on such party’s behalf or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party; and (iv) acceptance of and payment for any of the Notes.
VII.
     This Agreement may be terminated at any time by either party hereto upon the giving of thirty (30) days written notice of such termination to the other party hereto. In the event of any such termination, neither party shall have any liability to the other party hereto, except for obligations hereunder which expressly survive the termination of this Agreement and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Note or Notes.
     Subsequent to the execution of a Terms Agreement, (i) the Purchasing Agent may terminate such Terms Agreement, and (ii), if the Purchasing Agent does not elect to terminate such Terms Agreement pursuant to clause (i) of this sentence, upon the request of an Agent with respect to Notes to be purchased through the Purchasing Agent by such Agent, the Purchasing Agent shall terminate such Terms Agreement to the extent of the Notes that were to be purchased through the Purchasing Agent by such requesting Agent, in each case immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto, if there shall have occurred:
          (A) since the respective dates as of which information is given in the Registration Statement, as amended or supplemented (but exclusive of any amendments or supplements thereto subsequent to the earlier of the execution of the applicable Terms Agreement by the Purchasing Agent or the Applicable Time), any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business which, in the reasonable judgment of the Purchasing Agent or such requesting Agent, materially impairs the investment quality of the Notes or makes it impracticable to enforce contracts for the sale of Notes;
          (B) a suspension or material limitation in trading in securities generally on the New York Stock Exchange if the effect of any such event, in the reasonable judgment of the Purchasing Agent or such requesting Agent, is to make it impracticable

25

or inadvisable to proceed with the solicitation by the Purchasing Agent or such requesting Agent, as the case may be, of offers to purchase the Notes or the purchase by the Purchasing Agent or such requesting Agent, as the case may be, of the Notes from the Company as principal on the terms and in the manner contemplated by the Prospectus, as amended or supplemented;
          (C) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or in any country in whose currency any Notes (that are subject to such Terms Agreement) are to be denominated declared by the authorities of such country;
          (D) an attack on or outbreak or escalation of hostilities involving the United States or any country in whose currency any Notes (that are the subject of such Terms Agreement) are denominated or the declaration by the United States of a national emergency or war, other than any such attack, outbreak, escalation or declaration that does not represent a significant departure from the conditions that exist on the date of such Terms Agreement, any material adverse change in financial markets or any other substantial national or international calamity or emergency, if the effect of any such event in the reasonable judgment of the Purchasing Agent or such requesting Agent is to make it impracticable or inadvisable to proceed with the solicitation by the Purchasing Agent or such requesting Agent, as the case may be, of offers to purchase the Notes or the purchase of the Notes by the Purchasing Agent or such requesting Agent, as the case may be, from the Company as principal on the terms and in the manner contemplated by the Prospectus, as amended or supplemented;
          (E) the suspension in trading in the securities of the Company on any national securities exchange or quotation system on which they are listed or quoted or a material disruption in commercial banking or securities settlement or clearing services in the United States or any country in whose currency any Notes (that are the subject of such Terms Agreement) are denominated if the effect of such event in the reasonable judgment of the Purchasing Agent or such requesting Agent is to make it impracticable or inadvisable to proceed with the solicitation by the Purchasing Agent or such requesting Agent, as the case may be, of offers to purchase the Notes or the purchase of the Notes by the Purchasing Agent or such requesting Agent, as the case may be, from the Company as principal on the terms and in the manner contemplated by the Prospectus, as amended or supplemented; or
          (F) any downgrading in the rating accorded the Company’s senior debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, or any public announcement by any such nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of such senior debt securities.
     If this Agreement is terminated, the Agents shall be entitled to any commissions earned in accordance with the third paragraph of Section IV(a) and the last sentence of the second paragraph of Section IV(a), Section III(c), (d), (e), (f) and (g), Section VI (including, without

26

limitation, provisions relating to survival of representations and warranties), Section X, Section XI and the first paragraph of Section XIII shall survive; provided, that, if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of all of Section III and Section IV(b) and (d) shall also survive until time of delivery.
     The Company also agrees to offer to any person who has agreed to purchase Notes as a result of an offer to purchase solicited by any Agent the right to refuse to purchase and pay for such Notes if, on the related Settlement Date fixed pursuant to the Procedures, any of the following events has occurred: (i) since the respective dates as of which information is given in the Registration Statement, as amended or supplemented (but exclusive of any amendments or supplements thereto subsequent to the earlier of the execution of the applicable Terms Agreement by the Purchasing Agent or the Applicable Time), any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business which materially impairs the investment quality of the Notes; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (iii) the suspension in trading in the securities of the Company on any national securities exchange or quotation system on which they are listed or quoted or a material disruption in commercial banking or securities settlement or clearing services in the United States or any country in whose currency any Notes (that are the subject of such Terms Agreement) are denominated; (iv) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or in any country in whose currency any Notes (that are subject to such Terms Agreement) are to be denominated declared by the authorities of such country; (v) an attack on or outbreak or escalation of hostilities involving the United States or any country in whose currency any Notes (that are the subject of such Terms Agreement) are denominated or the declaration by the United States of a national emergency or war, other than any such attack, outbreak, escalation or declaration that does not represent a significant departure from the conditions that exist on the date of such Terms Agreement, any material adverse change in financial markets or any other substantial national or international calamity or emergency; or (vi) any downgrading in the rating accorded the Company’s senior debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, or any public announcement by any such nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of such senior debt securities, if the effect of any such event specified in clauses (ii), (iii), (iv), or (v) make it impracticable to proceed with the sale or delivery of the Notes on the terms and in the manner contemplated in the Prospectus.
VIII.
     Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to you shall be sufficient in all respects if delivered in person or sent by telex, facsimile transmission (confirmed in writing), or registered mail to you at your address, telex or telecopier number set forth below by your signature and if to the Company shall be sufficient in all respects if delivered or sent by telex, telecopier or registered mail to the Company at 1999 Avenue of the

27

Stars, 39th Floor, Los Angeles, California 90067, Attention: President, telecopier number (310) 788-1990. All such notices shall be effective on receipt.
IX.
     The Company acknowledges and agrees that:
     (a) In connection with each transaction contemplated hereby and the process leading to such transaction, each Agent is and has been acting solely as a principal in connection with the sale of the Notes and no fiduciary, advisory or (except to the extent expressly set forth herein) agency relationship between the Company and any Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether such Agent has advised or is advising the Company on other matters;
     (b) The purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, are arms-length transactions between the Company, on the one hand, and the Agents, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) The Company has been advised that the Agents and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agents have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
     (d) The Company waives, to the fullest extent permitted by law, any claims it may have against the Agents for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agents shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or (to the extent such an agreement by the Company is enforceable) to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
X.
     This Agreement shall be binding upon you and the Company, and inure solely to the benefit of you and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.
XI.
     This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York.
XII.
     If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

28

XIII.
     The Company will pay the expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement; (ii) the preparation, issuance and delivery of the Notes; (iii) the fees and disbursements of the Company’s counsel and auditors, of the Trustee and its counsel and of any paying or other agents appointed by the Company; (iv) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and the Prospectus; (v) the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel for the Agents (including “Blue Sky” fees and disbursements, if any); (vi) if the Company lists Notes on a securities exchange, the costs and fees of such listing; and (vii) any fees charged by rating agencies for the rating of the Notes.
     This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     As used herein, “Business Day” means any day other than a Saturday, Sunday or any day on which banking institutions are authorized or required by law, regulation or executive order to be closed in the City of New York.
[the remainder of this page is intentionally left blank]

29

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

Very truly yours, INTERNATIONAL LEASE FINANCE CORPORATION
By:	/s/ Alan H. Lund
Name: Alan H. Lund
Title: Vice Chairman and Chief Financial Officer

(Selling Agent Agreement)

BANC OF AMERICA SECURITIES LLC

By:	/s/ Joseph A. Crowley
Name: Joseph A. Crowley
Title: Vice President
Banc of America Securities LLC
NY1-04027-03
40 West 57th Street
New York, New York 10019
Attention: Joseph Crowley
Fax: 704 264-2522
(Selling Agent Agreement)

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr.
Name: Jack D. McSpadden, Jr.
Title: Managing Director
Citigroup Global Markets Inc.
Transaction Execution Group
388 Greenwich Street, 34th Fl.
New York, NY 10013
Tel: (212) 816-1135
Fax: (646) 291-5209
(Selling Agent Agreement)

INCAPITAL LLC

By:	/s/ Joe Novak
Name: Joe Novak
Title: General Counsel
Incapital LLC
200 South Wacker Drive
Suite 3700
Chicago, IL 60606
Attention: Joe Novak
Fax: (312) 379-3701
(Selling Agent Agreement)

MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED

By:	/s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Global Transaction Management Group
4 World Financial Center, Floor 15
New York, NY 10080
Attention: Scott G. Primrose
Fax: (212) 449-2234
(Selling Agent Agreement)

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Yurij Slyt
Name: Yurij Slyt
Title: Vice President
Morgan Stanley & Co. Incorporated
1585 Broadway, 2nd Floor
New York, NY 10036
Attention: Manager—Continuously Offered Products
Fax: (212) 761-0780
     With a copy to:
     1585 Broadway, 29th Floor
     New York, NY 10036
     Attention: Peter Cooper, Investment Banking Information Center
     Fax: (212) 761-0260
(Selling Agent Agreement)

UBS SECURITIES LLC

By:	/s/ Spencer Halmes
Name: Spencer Halmes
Title: Executive Director Debt Capital Markets

and

By:	/s/ Christopher Fernando
Name: Christopher Fernando
Title: Associate Director Debt Capital Markets
UBS Securities LLC
677 Washington Boulevard
Stamford, Connecticut 06901
Attention: Fixed Income Syndicate
Fax: (203) 719-0495
(Selling Agent Agreement)

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Carolyn Coan
Name: Carolyn Coan
Title: Vice President
Wachovia Capital Markets, LLC
301 S. College Street
Charlotte, NC 28202
Attention: Transaction Management Department
Telephone: (704) 715-0541
Fax: (704) 383-9165
(Selling Agent Agreement)

EXHIBIT A
ILFC Notes, Series II
International Lease Finance Corporation
DEALER AGENT PROGRAM
The following Concessions are payable as a percentage of the non-discounted Price to Public of each Note sold through the Purchasing Agent.

0-1 year	9 months to less than 12 months	200%
1-2 years	12 months to less than 24 months	0.300%
2-3 years	24 months to less than 36 months	0.400%
3-4 years	36 months to less than 48 months	0.625%
4-5 years	48 months to less than 60 months	0.750%
5-6 years	60 months to less than 72 months	1.000%
6-7 years	72 months to less than 84 months	1.100%
7-8 years	84 months to less than 96 months	1.200%
8-9 years	96 months to less than 108 months	1.300%
9-10 years	108 months to less than 120 months	1.400%
10-11 years	120 months to less than 132 months	1.500%
11-12 years	132 months to less than 144 months	1.600%
12-13 years	144 months to less than 156 months	1.700%
13-14 years	156 months to less than 168 months	1.800%
14-15 years	168 months to less than 180 months	1.900%
15-16 years	180 months to less than 192 months	2.000%
16-17 years	192 months to less than 204 months	2.100%
17-18 years	204 months to less than 216 months	2.200%
18-19 years	216 months to less than 228 months	2.300%
19-20 years	228 months to less than 240 months	2.400%
20-30 years	240 months to less than 360 months	2.500%
30 years	360 months or greater	3.150%

A-1

EXHIBIT B
INTERNATIONAL LEASE FINANCE CORPORATION
ILFC NOTES, SERIES II
WITH MATURITIES OF 9 MONTHS OR MORE FROM DATE OF ISSUE
ADMINISTRATIVE PROCEDURES
ILFC Notes, Series II with maturities of 9 months or more from date of issue (the “Notes”) are offered on a continuing basis by International Lease Finance Corporation (the “Company”). The Notes will be offered by Incapital LLC (the “Purchasing Agent”) and Banc of America Securities LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC (collectively, the “Agents”) pursuant to a Selling Agent Agreement among the Company and the Agents dated as of the date hereof (the “Selling Agent Agreement”) and one or more terms agreements substantially in the form attached to the Selling Agent Agreement as Exhibit C (each a “Terms Agreement”). The Notes are being resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) to (i) customers of the Agents or (ii) selected broker-dealers (the “Selling Group”) for distribution to their customers pursuant to a Master Selected Dealers Agreement (a “Dealers Agreement”) attached hereto as Exhibit E. The Agents have agreed to use their reasonable best efforts to solicit offers to purchase Notes. The Notes will be unsecured and unsubordinated debt and have been registered with the Securities and Exchange Commission (the “Commission”). Deutsche Bank Trust Company Americas, a New York banking corporation, is trustee (the “Trustee”) under an Indenture, dated as of August 1, 2006, as further amended or supplemented from time to time, between the Company and the Trustee (the “Indenture”) covering the Notes. Pursuant to the terms of the Indenture, Deutsche Bank Trust Company Americas also will serve as authenticating agent, issuing agent and paying agent.
Each tranche of Notes will be issued in book-entry form and represented by one or more fully registered global notes without coupons (each, a “Global Note”) held by the Trustee, as agent for The Depository Trust Corporation (“DTC”) and recorded in the book-entry system maintained by DTC. Each Global Note will have the annual interest rate, maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Selling Agent Agreement). Owners of beneficial interests in a Global Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.
Administrative procedures and specific terms of the offering are explained below. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.
Notes will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Selling Agent Agreement or the Prospectus and the Pricing Supplement (together, the “Prospectus”), the relevant provisions of the Notes, the Indenture, the Selling

Agent Agreement and the Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement, the Prospectus in the form most recently filed with the Commission pursuant to Rule 424 of the Securities Act, or the Indenture.
Administrative Procedures for Notes
In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC, dated April 28, 2008, and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the “Certificate Agreement”), dated December 1, 1993, and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”). The procedures set forth below may be modified in compliance with DTC’s then applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent.

Maturities:	Each Note will mature on a date (the “Maturity Date”) not less than nine months after the date of delivery by the Company of such Note. Notes will mature on any date selected by the initial purchaser and agreed to by the Company. “Maturity” when used with respect to any Note means the date on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption, repayment or otherwise.

Issuance:	Unless otherwise specified in an applicable pricing supplement, all Notes having the same terms will be represented initially by a single Global Note. Each Global Note will be dated and issued as of the date of its authentication by the Trustee.

All Discount Notes which have the same terms (collectively, the “Zero-Coupon Terms”) will be represented initially by a single Global Certificate in fully registered form without coupons.

Each Global Note will bear an original issue date (the “Original Issue Date”). The Original Issue Date shall remain the same for all Notes subsequently issued upon registration of transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Identification Numbers:	The Company has received from the CUSIP Service Bureau (the “CUSIP Service Bureau”) of Standard & Poor’s Corporation (“Standard & Poor’s”) one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to Global Notes. The Company will provide DTC and the Trustee with a list of such CUSIP numbers. The Company will assign CUSIP numbers as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to Global Notes and will provide the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:	Unless otherwise specified by DTC, Global Notes will be issued only in fully registered form without coupons. Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Note Register maintained under the Indenture by the Trustee. The beneficial owner of a Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:	Transfers of interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

Exchanges:	The Trustee, at the Company’s request, may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Notes having the same terms (except that Original Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Notes of the same series and tenor under the Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date, if any, for the related Notes, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note.

Upon receipt of such a notice, DTC will send to its Participants (including the Issuing Agent) and the Trustee a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $500,000,000 in aggregate principal or face amount or other limit set by DTC (the “Permitted Amount”), one replacement Global Note will be authenticated and issued to represent each Permitted Amount of principal or face amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (See “Denominations” below).

Denominations:	Notes will be issued in denominations of $1,000 or more (in multiples of $1,000). Global Notes will be denominated in principal or face amounts not in excess of the Permitted Amount. If one or more Notes having an aggregate principal or face amount in excess of the Permitted Amount would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each Permitted Amount of principal or face amount of such Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Note or Notes. In such case, each of the Global Notes representing such Note or Notes shall be assigned the same CUSIP number.

Issue Price:	Unless otherwise specified in an applicable Pricing Supplement, each Note will be issued at the percentage of principal amount specified in the Prospectus relating to such Note.

Interest:	Unless otherwise specified in an applicable pricing supplement, each Note will bear interest at a fixed rate, which may be zero during all or any part of the term in the case of certain Notes issued at a price representing a substantial discount from the principal amount payable at Maturity. Interest on each Note will accrue from the Issue Date of such Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods. Except as set forth hereafter, each payment of interest on a Note will include interest accrued to but excluding, as the case may be, the Interest Payment Date or the date of Maturity (other than a Maturity Date of a Note occurring on the 31st day of a month in which case such payment of interest will include interest accrued to but excluding the 30th day of such month). Any payment of principal, premium or interest required to be made on a day that is not a Business Day (as defined below) may be made on the next succeeding Business Day and no interest shall accrue as a result of any such delayed payment.

Each pending deposit message described under Settlement Procedure “C” below will be routed to Standard & Poor’s, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by Standard & Poor’s.

Each Note will bear interest from and including its Original Issue Date at the rate per annum set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full. Unless otherwise specified in the applicable Pricing Supplement, interest on each Note (other than a Zero-Coupon Note) will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Note is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption or repayment provisions or the Survivor’s Option). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, that interest payable at Maturity, on a date of redemption or repayment or in connection with the exercise of the Survivor’s Option, will be payable to the person to whom principal shall be payable.

Any payment of principal, and premium, if any, or interest required to be made on a Note on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment. Unless otherwise specified in the applicable Pricing Supplement, any interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

The Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month (or the next Business Day if not a Business Day), commencing in the calendar month that next succeeds the month in which the Note is issued. In the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month (or the next Business Day if not a Business Day), commencing in the third succeeding calendar month following the month in which the Note is issued. In the case of a

Note that provides for semi-annual interest payments, the Interest Payment dates shall be the fifteenth day of each sixth month (or the next Business Day if not a Business Day), commencing in the sixth succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month (or the next Business Day if not a Business Day), commencing in the twelfth succeeding calendar month following the month in which the Note is issued. The Regular Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days prior to such Interest Payment Date, whether or not such date shall be a Business Day; provided, however, that interest payable at Maturity will be payable to the person to whom principal shall be payable.

Each payment of interest on a Note shall include accrued interest from and including the Original Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be.

Calculation of Interest:	Unless otherwise specified in the applicable Pricing Supplement, interest on the Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. (Examples of interest calculations are as follows:
October 1, 2008 to April 1, 2009 equals 6 months and 0 days, or 180 days; the interest paid equals 180/360 times the annual rate of interest times the principal amount of the Note. The period from December 3, 2008 to April 1, 2009 equals 3 months and 28 days, or 118 days; the interest payable equals 118/360 times the annual rate of interest times the principal amount of the Note.)

Business Day:	“Business Day” means, unless otherwise specified in the applicable Pricing Supplement, any day, other than a Saturday or Sunday, that meets the following applicable requirement: such day is not a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in the City of New York.

Payments of Principal and Interest:	Payments of Principal and Interest. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under “Manner of Payment”. If any Interest Payment Date for any Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

Payments on the Maturity Date. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note representing Notes maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment (“Maturity”) in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Global Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under “Manner of Payment”. If the Maturity Date of any Global Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Global Note and all other Notes represented by such Global Note, the Trustee will cancel and destroy such Global Note in accordance with the Indenture and so advise the Company.

Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in immediately available funds on such date. The Company will make such payment on such Global Notes by instructing the Trustee to withdraw funds from an account maintained by the Company with the Trustee. The Company will confirm such instructions in writing to the Trustee. Prior to 10:00 a.m., New York City time, on the Maturity Date or as soon as possible thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee provided it has received payment from the Company, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective

Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for Rate Setting and Posting:	The Company and the Agents will discuss, from time to time, the aggregate principal amounts of, the Maturities, the Issue Price and the interest rates to be borne by Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set interest rates borne by any Notes in respect of which the Agents are to solicit orders (the setting of such interest rates to be referred to herein as “Posting”), or if the Company decides to change interest rates previously posted by it, it will promptly advise the Agents of the prices and interest rates to be posted.

The Company will assign a separate CUSIP number for each tranche of Notes to be posted, and will so advise and notify the Trustee and Purchasing Agent of said assignment by telephone and/or by telecopier or other form of electronic transmission. The Purchasing Agent will, in turn, include the assigned CUSIP number on all Posting notices communicated to the Agents and Selling Group members.

Offering of Notes:	In the event that there is a Posting, the Purchasing Agent will communicate to each of the Agents and Selling Group members the aggregate principal amount and Maturities of, along with the interest rates to be borne by, each tranche of Notes that is the subject of the Posting. Thereafter, the Purchasing Agent, along with the other Agents and the Selling Group, will solicit offers to purchase the Notes accordingly.

Purchase of Notes by the Purchasing Agent:	The Purchasing Agent will, no later than 4:00 p.m. (New York City time) on the sixth day subsequent to the day on which such Posting occurs, or if such sixth day is not a Business Day, on the preceding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Agents (any such day, a “Trade Day”),

(i) complete, execute and deliver to the Company a Terms Agreement that sets forth, among other things, the amount of each tranche that the Purchasing Agent is offering to purchase or (ii) inform the Company that none of the Notes of a particular tranche will be purchased by the Purchasing Agent.

Acceptance and Rejection of Orders:	Unless otherwise agreed by the Company and the Agents, the Company has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Notes will be accepted.

Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular tranche has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the other Agents and participating Selling Group members of the action taken by the Company.

Preparation of Pricing Supplement:	If any offer to purchase a Note is accepted by or on behalf of the Company, the Company will provide a Pricing Supplement (substantially in the forms attached to the Selling Agent Agreement as Exhibit D) reflecting the terms of such Note and will have filed such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Securities Act and will supply a copy thereof (or additional copies if requested) to the Purchasing Agent, by no later than 11:00 a.m. on the Business Day immediately following the Trade Day, and one copy to the Trustee. The Purchasing Agent will cause a Prospectus and Pricing Supplement to be delivered to each of the other Agents and Selling Group members that purchased such Notes, and each of these, in turn, will, pursuant to the terms of the Selling Agent Agreement and the Master Selected Dealer Agreement, cause to be delivered to each purchaser of Notes from such Agent or Selling Group member either (i) a notice pursuant to Rule 173 under the Securities Act (the “Rule 173 Notice”), or (ii) a copy of the Prospectus and applicable Pricing Supplement.

In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to Prospectuses prior to any use. Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Delivery of Confirmation and Prospectus to Purchaser by Purchasing Agent:	Subject to “Suspension of Solicitation; Amendment or Supplement” below, the Agents will deliver either a Rule 173 Notice or a Prospectus (including the Pricing Supplement) as herein described with respect to each Note sold by it.

For each offer to purchase a Note accepted by or on behalf of the Company, the Purchasing Agent will confirm in writing with each Agent or Selling Group member the terms of such Note, the amount being purchased by such Agent or Selling Group member and other applicable details described above and delivery and payment instructions, with a copy to the Company. In addition, the Purchasing Agent, other Agent or Selling Group member, as the case may be, will deliver to each purchaser of Notes from such Agent or Selling Group member the Rule 173 Notice or the Prospectus (including the Pricing Supplement) in relation to such Note prior to or simultaneously with delivery of the confirmation of sale or delivery of the Note.

Settlement:	The receipt of immediately available funds by the Company in payment for Notes and the authentication and issuance of the Global Note representing such Notes shall constitute “Settlement” with respect to such Note. All orders accepted by the Company will be settled within one to three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on a later date, and shall be specified upon acceptance of such offer; provided, however, that in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement Procedures:	In the event of a purchase of Notes by any Agent, as principal, appropriate Settlement details, if different from those set forth below, will be set forth in the applicable Terms Agreement to be entered into between such Agent and the Company pursuant to the Selling Agent Agreement. Settlement Procedures with regard to each Note sold by an Agent, as agent for the Company, shall be as follows:

A. After the acceptance of an offer by the Company with respect to a Note, the Purchasing Agent will communicate the following details of the terms of such offer (the “Note Sale Information”)

to the Company by telephone confirmed in writing or by facsimile transmission or other acceptable written means:
1.	Principal amount of the purchase;

2.	Interest Rate;

3.	Interest Payment Dates;

4.	Settlement Date;

5.	Maturity Date;

6.	Price to Public;

7.	Purchasing Agent’s commission determined pursuant to Section IV(a) of the Selling Agent Agreement;

8.	Net proceeds to the Company;

9.	Trade Date;

10.	If a Note is redeemable by the Company or repayable at the option of the Noteholder, such of the following as are applicable:
(i)	The date on and after which such Note may be redeemed/repaid (the “Redemption/Repayment Commencement Date”),

(ii)	Initial redemption/repayment price (% of par), and

(iii)	Amount (% of par) that the initial redemption/repayment price shall decline (but not below par) on each anniversary of the Redemption/Repayment Commencement Date;
11.	Whether the Note has a Survivor’s Option;

12.	If a Discount Note, the total amount of original issue discount, the yield to maturity and the initial accrual period of original issue discount;

13.	DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Global Note; and

14.	Such other terms as are necessary to complete the applicable form of Note.

B.	The Company will advise the Trustee by telephone (confirmed in writing and signed by an authorized person at any time on the same date) or by facsimile transmission or other form of electronic communication signed by an authorized person of the information set forth in Settlement Procedure “A” above and the name of the Purchasing Agent. Each such communication by the Company will be deemed to constitute a representation and warranty by the Company to the Trustee and the Agents that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Note, and the Global Note representing such Note, will conform with the teams of the Indenture; and (iii) upon authentication and delivery of the Global Note representing such Note, the aggregate principal amount of all Notes issued under the Indenture will not exceed the aggregate principal amount of Notes authorized for issuance at such time by the Company. The Trustee will assign a CUSIP number to the Global Security representing such Note. The Trustee will notify the Company and the Purchasing Agent of such CUSIP number by telephone as soon as practicable.

C.	The Trustee will communicate to DTC and the Purchasing Agent through DTC’s Participant Terminal System, a pending deposit message specifying the following Settlement information:
1.	The information received in accordance with Settlement Procedure “A”.

2.	The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Purchasing Agent.

3.	The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Trustee).

4.	The CUSIP number of the Global Note representing such Notes.

5.	The frequency of interest.

6.	Whether such Global Note represents any other Notes issued or to be issued (to the extent then known).

D.	DTC will credit such Note to the participant account of the Trustee maintained by DTC.

E.	The Trustee will complete and deliver a Global Note representing such Note in a form that has been approved by the Company, the Agents and the Trustee.

F.	The Trustee will authenticate the Global Note representing such Note and maintain possession of such Global Note.

G.	The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Trustee’s participant account and credit such Note to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less the Purchasing Agent’s commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Global Note representing such Note has been issued and authenticated and (b) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

H.	The Purchasing Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Purchasing Agent’s participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Note less the agreed upon commission so credited to their accounts.

I.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

J.	The Trustee will credit to an account of the Company maintained at the Trustee funds available for immediate use in an amount equal to the amount credited to the Trustee’s DTC participant account in accordance with Settlement Procedure “G”.

K.	The Trustee will send a copy of the Global Note representing such Note by first-class mail to the Company.

L.	Each Agent and Selling Group member will confirm the purchase of each Note to the purchaser thereof either by transmitting to the

Participant to whose account such Note has been credited a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Rule 173 Notice or the Prospectus, as most recently amended or supplemented, must accompany or precede or, in the case of the Rule 173 Notice, be included in such confirmation.

M.	Upon request by the Company, the Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Trustee but which have not yet been settled.

Settlement Procedures Timetable:	In the event of a purchase of Notes by the Purchasing Agent, as principal, appropriate Settlement details, if different from those set forth below, will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and the Company pursuant to the Selling Agent Agreement.

For orders of Notes solicited by an Agent, as agent, and accepted by the Company, Settlement Procedures “A” through “M” shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement:	Procedure	Time
	A	4:00 p.m. on the Trade Day.
	B	5:00 p.m. on the Trade Day.
	C	2:00 p.m. on the Business Day before the Settlement Date.
	D	10:00 a.m. on the Settlement Date.
	E	12:00 p.m. on the Settlement Date.
	F	12:30 p.m. on the Settlement Date.
	G-H	2:00 p.m. on the Settlement Date.
	I	4:45 p.m. on the Settlement Date.
	J-L	5:00 p.m. on the Settlement Date
	M	At the request of the Company.

NOTE: The Rule 173 Notice or Prospectus as most recently amended or supplemented must accompany or precede or, in the case of the Rule 173 Notice, be included in any written confirmation given to the customer (Settlement Procedure “L”). Settlement Procedure “I” is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If Settlement of a Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:	If the Trustee fails to enter an SDFS deliver order with respect to a Note pursuant to Settlement Procedure “G”, the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message; provided, that, such participant account contains Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Global Note, the Trustee will cancel such Global Note in accordance with the Indenture, make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Notes and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC’s participant Terminal System reversing the orders entered pursuant to Settlement Procedures “G” and “H”, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Selling Agent Agreement, the Company will reimburse the Agent on an equitable basis for its reasonable out-of-pocket expenses actually incurred in connection with the offering of such Note and loss of the use of funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of Notes that were to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures “D” and “E”, for the authentication and issuance of a Global Note representing the other Notes to have been represented by such Global Note and will make appropriate entries in its records.

Procedure for Rate Changes:	Each time a decision has been reached to change rates, the Company will promptly advise the Agents of the new rates, who will forthwith suspend solicitation of purchases of Notes at the prior rates. The Agents may telephone the Company with recommendations as to the changed interest rates.

Suspension of Solicitation; Amendment or Supplement:	Subject to the Company’s representations, warranties and covenants contained in the Selling Agent Agreement, the Company may instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of offers to purchase may be resumed.

In the event that at the time the Company suspends solicitation of offers to purchase there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents and the Trustee with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agent Agreement. Subject to the provisions of the Selling Agent Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission.

Trustee Not to Risk Funds:	Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to DTC, the Company, or the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to either the Company or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising Costs:	The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent’s solicitation to purchase the Notes. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Company.

Trustee’s Rights	The Trustee’s rights, including but not limited to, its right to compensation and indemnity, will be as set forth in the Indenture.

EXHIBIT C
INTERNATIONAL LEASE FINANCE CORPORATION
ILFC NOTES, SERIES II
TERMS AGREEMENT
__________ __, 200_
International Lease Finance Corporation
1999 Avenue of the Stars, 39th Floor
Los Angeles, California 90067
     This Terms Agreement is provided pursuant to that certain Selling Agent Agreement, dated April 28, 2008 (the “Selling Agent Agreement”), by and among International Lease Finance Corporation and Banc of America Securities LLC, Citigroup Global Markets Inc., Incapital LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC. The undersigned agrees to purchase the following aggregate principal amount of Notes:
$

The terms of such Notes shall be as follows:
CUSIP Number:
Interest Rate:                     %
Issue Date:
Maturity Date:
Price to Public:
Agent’s Concession:                     %
Settlement Date, Time
     and Place:
Survivor’s Option:
       Annual Put Limitation:
       Individual Put Limitation:
Interest Payment Dates:
Optional Redemption, if any:
       Initial Redemption Date:
       Redemption Price: Initially % of Principal Amount and declining                      % of the Principal Amount on each anniversary of the Initial
       Redemption Date until the Redemption Price is 100% of the Principal Amount.
Overdue Rate:
Additional provisions for floating rate Notes:

C-1

Designation (check one):
     Regular Floating Rate
     Floating Rate/Fixed Rate
     Inverse Floating Rate
Interest Rate Basis or Bases:
Initial Interest Rate:
Interest Rate Reset Period:
Interest Rate Reset Dates:
Index Maturity:
Spread:
Spread Multiplier:                     %
Maximum Interest Rate:
Minimum Interest Rate:
Fixed Rate Commencement Date:
Fixed Interest Rate:
Designated LIBOR Page (for LIBOR Notes only) (check one)
     LIBOR Reuters
     LIBOR Telerate
Designated CMT Telerate Page (for CMT Notes only):
Designated CMT Maturity Index (for CMT Notes only):
Pursuant to Section V(i) of the Selling Agent Agreement, “Applicable Time” shall mean [___]:00 [a/p]m (Eastern Time) on [INSERT DATE].
The certificate referred to in Section II(g) of the Selling Agent Agreement as modified in accordance with the last paragraph of Section II of the Selling Agent Agreement shall be provided pursuant to Section V of the Selling Agent Agreement.
[Any other terms and conditions agreed to by such Agent and the Company.]

INCAPITAL LLC
By:
Name:
Title:

ACCEPTED: INTERNATIONAL LEASE FINANCE CORPORATION
By:
Name:
Title:

C-2

Exhibit D
Forms of Pricing Supplements
Registration No. 333-136681
Filed Pursuant to Rule 424(b)(3)
INTERNATIONAL LEASE FINANCE CORPORATION
ILFC NOTES, SERIES II
With Maturities of 9 Months or More from Date of Issue

Pricing Supplement No. ___	Trade Date: ___/___/___
(To Prospectus dated August 16, 2006 and Prospectus	Issue Date: ___/___/___
Supplement dated April 28, 2008)
The date of this Pricing Supplement is ______, ___ ___

CUSIP or Common Code	Principal Amount	Interest Rate	Maturity Date	Price to Public

Interest Payment Frequency (begin date)	Interest Payment Dates	Survivor’s Option	Proceeds to Issuer	Subject to Redemption

Annual Put Limitation:

Individual Put Limitation:

Dates and terms of redemption		Discounts and
(including the redemption price)		Commissions	Reallowance	Dealer

Overdue Rate

Registration No. 333-136681
Filed Pursuant to Rule 424(b)(3)
INTERNATIONAL LEASE FINANCE CORPORATION
ILFC NOTES, SERIES II
With Maturities of 9 Months or More from Date of Issue

Pricing Supplement No. ___	Trade Date: ___/___/___
(To Prospectus dated August 16, 2006 and Prospectus	Issue Date: ___/___/___
Supplement dated April 28, 2008)
The date of this Pricing Supplement is ______, ___ ___

CUSIP or Common Code	Principal Amount	Interest Rate	Maturity Date	Price to Public

Interest Payment Frequency (begin date)	Interest Payment Dates	Survivor’s Option	Subject to Redemption	Proceeds to Issuer

Annual Put
Limitation:

Individual Put
Limitation:

Dates and terms of redemption		Discounts and
(including the redemption price)		Commissions	Reallowance	Dealer

Overdue Rate	Interest Rate Basis or Bases	Initial Interest Rate	Interest Rate Reset Period	Interest Rate Reset Dates

Index Maturity	Spread	Spread Multiplier	Maximum Interest Rate	Minimum Interest Rate

___%

Fixed Rate Commencement Date	Fixed Interest Rate	Designated LIBOR Page (for LIBOR Notes only) (check one)	Designated CMT Telerate Page (for CMT Notes only)	Designated CMT Maturity Index (for CMT Notes only)

LIBOR Reuters: ___

LIBOR Telerate: ___

EXHIBIT E
Form of Master Selected Dealer Agreement
Dear :
     In connection with public offerings of securities after the date hereof for which we are acting as lead agent, as lead or co-manager of an underwriting syndicate or in connection with unregistered (pursuant to Rule 144A or otherwise exempt) offerings of securities for which we are acting as lead agent or lead or co-manager or otherwise involved in the distribution of securities by means of an offering of securities for sale to selected dealers, you may be offered the right as a selected dealer to purchase as principal a portion of such securities.
     This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.
1. Applicability of this Agreement. The terms and conditions of this letter agreement (this “Agreement”) shall be applicable to any offering of securities (“Securities”), whether a public offering effected pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an offering exempt from registration thereunder (other than an offering of Securities effected wholly outside the United States of America), in respect of which Incapital LLC (“Incapital”), clearing through RBC Dain Correspondent Services (the “Account”) (acting for its own Account or for the account of any underwriting or agent or similar group or syndicate), is responsible for managing or otherwise implementing the sale (whether by acting as lead agent or manager or by facilitating the re-offer of Securities or otherwise) of the Securities to selected dealers (“Selected Dealers”) and has expressly informed you that these terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an “Offering.” In the case of any Offering where we are acting for the account of any underwriting or agent or similar group or syndicate (whether purchasing as principal for resale or soliciting as agent purchases of Securities directly from the issuer) (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives. The use of the defined term Underwriter herein shall be understood to include acting as agent.
2. Conditions of Offering; Acceptance and Purchases. Any Offering: (i) will be subject to delivery of the Securities and their acceptance by us and any other Underwriters; (ii) may be subject to the approval of all legal matters by counsel and the satisfaction of other closing conditions, and (iii) may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by electronic mail, facsimile or other form of Written Communication (as defined below) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate. “Written Communication” may include, in the case of any Offering described in Section 3(a) hereof, Additional Information (as defined below) and, in the case of any Offering described in Section 3(b) hereof, an offering circular. You agree that if we make electronic delivery of a prospectus or an offering circular or any supplement thereto, we have satisfied our obligation, if any, pursuant to Section 3 hereof to deliver to you a prospectus or an offering circular or any supplement thereto. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to Incapital LLC, 200 South Wacker Drive, Suite 3700, Chicago, Illinois 60606 (Fax: (312) 379-3701). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day’s prior notice to you, by electronic transfer in an amount equal to the Public Offering Price (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in Federal funds to the order of RBC Dain Correspondent Services clearing for the account of Incapital LLC, against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

3. Offering Materials and Arrangements.
     (a) Registered Offerings. In the case of any Offering of Securities that are registered under the Securities Act (“Registered Offering”), the following terms shall have the following meanings. The term “Preliminary Prospectus” means any preliminary prospectus relating to the Offering or any preliminary prospectus supplement together with a prospectus relating to the Offering. The term “Prospectus” means the prospectus, together with the final prospectus supplement, if any, relating to the Offering filed or to be filed under Rule 424 of the Securities Act. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the term “Permitted Free Writing Prospectus” means (i) a free writing prospectus authorized for use by us and the issuer in connection with the Offering of the Securities that has been or will be filed with the Commission (as defined) in accordance with Rule 433(d) of the Securities Act or (ii) a free writing prospectus containing solely a description of terms of the Securities that (a) does not reflect the final terms, (b) is exempt from the filing requirement pursuant to Rule 433(d)(5)(i) and (c) is furnished to you for use by Incapital LLC. “Additional Information” means the Preliminary Prospectus together with each Permitted Free Writing Prospectus, if any, delivered to you relating to the Offering of Securities. In connection with any Registered Offering, we will provide to you electronically copies of the Additional Information and of the Prospectus (other than, in each case, information incorporated by reference therein) for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable rules and regulations of the Securities and Exchange Commission (the “Commission) thereunder and will make available to you such number of copies of the Prospectus as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities.
     You agree that you will not use, authorize use of, refer to, or participate in the planning for use of any written communication (as such term is defined in Rule 405 under the Securities Act) concerning the Offering, any issuer of the Securities (including, without limitation, any free writing prospectus and any information furnished by us and any issuer of Securities but not incorporated by reference into the Preliminary Prospectus or Prospectus), other than (a) any Preliminary Prospectus or Prospectus or (b) any Permitted Free Writing Prospectus.
     You represent and warrant that you are familiar with the rules relating to the distribution of a Preliminary Prospectus and agree that you will comply therewith. You agree to make a record of your distribution of each Preliminary Prospectus and, when furnished with copies of any revised Preliminary Prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a Preliminary Prospectus.
     You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the Preliminary Prospectus or final Prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the Preliminary Prospectus or final Prospectus in connection with the sale of such Securities. You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Securities as an investment for you or your clients. You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Securities are suitable for your clients, it is lawful for your clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities. You agree not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.
     (b) Offerings Pursuant to Offering Circular. In the case of any Offering of Securities other than a Registered Offering, which is made pursuant to an offering circular or other disclosure document comparable to a prospectus in a Registered Offering, we will provide to you electronically copies of each preliminary offering circular, if any, any offering circular supplement and of the final offering circular relating thereto and will make available to you such number of copies of the final offering circular as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering materials by brokers or dealers.
     You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the preliminary or final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities. You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Securities as an investment for you or your clients. You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Securities are suitable for your clients, it is lawful for your clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities. You agree not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.
     (c) Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the “Public Offering Price”, the “Concession” and the “Reallowance.” With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If so notified by us, you may sell Securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the “Concession.” If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who are either (i) members in good standing of the Financial Industry Association (“FINRA”) who agree to abide by the applicable rules of FINRA (and its predecessor, the National Association of Securities Dealers, Inc. (“NASD”), as applicable) (see Section 4(a) below) or (ii)

foreign banks, dealers or institutions not eligible for membership in FINRA who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 4(a) hereof.
     (d) Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2) plus transfer taxes and broker’s commissions or dealer’s mark-up, if any, paid in connection with such purchase or contract to purchase.
4. Representations, Warranties and Agreements.
     (a) FINRA. You represent and warrant that you are actually engaged in the investment banking or securities business and either a member in good standing of the FINRA or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in the FINRA which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with the FINRA’s interpretation with respect to free riding and withholding. You agree to notify us immediately if any of the following happens: you cease to be authorized or licensed by any authority in any relevant jurisdiction to offer Securities; you change your legal status (for example, from a corporation to a partnership or limited liability company); or you become aware that you may be in violation of any regulations applicable to the distribution of the Securities. You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the FINRA’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.
     You agree that, in connection with any purchase or sale of the Securities wherein a Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of Rule 2740 of the Conduct Rules of the NASD and (2) if you are a non-FINRA member broker or dealer in a foreign country, you will also comply (a), as though you were a FINRA member, with the provisions of Rules 2730, 2740, 2750, and 2790 thereof and (b) with

Rule 2420 thereof as that section applies to a non-FINRA member broker or dealer in a foreign country.
     You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to you, clauses (1) and (2) of the preceding paragraph will be applicable.
     You further represent and warrant to us at all times that you have obtained all required licenses and authorizations to legally carry out the activities contemplated by this Agreement in each jurisdiction where you are carrying out such activities.
     (b) Relationship Among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, without consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. Unless otherwise specified in a separate agreement between you and us, this agreement does not authorize you to act as agent for: (i) us; (ii) any Underwriter; (iii) the issuer; or (iv) other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.
     (c) Role of Incapital; Legal Responsibility. Incapital is acting as representative of each of the Underwriters in all matters connected with the Offering of the Securities and with the Underwriters’ purchases (or solicitation for purchase) of the Securities. The rights and liabilities of each Underwriter of Securities and each Selected Dealer shall be several and not joint. Incapital, as such, shall have full authority to take such action as it deems advisable in all matters pertaining to the Offering of the Securities or arising under this Agreement. Incapital will have no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by it hereunder, and no obligations on the part of Incapital will be implied hereby or inferred herefrom.

     (d) Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction. You agree to: (a) only engage in a distribution in accordance with the terms of any restrictions in the final Prospectus or offering circular, as applicable; (b) not conduct any distribution which would constitute, in any jurisdiction, a public offer as defined by the law of the relevant jurisdiction, unless you have requested of us and we have confirmed to you that the Securities are approved for public offer in such jurisdiction; and (c) observe the dates of any subscription period.
     (e) U. S. Patriot Act/Office of Foreign Asset Control (OFAC). You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they comply and will comply with all applicable rules and regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury and all applicable requirements of the U.S. Bank Secrecy Act and the USA PATRIOT Act and the rules and regulations promulgated thereunder. You agree to only market, offer or sell Securities in jurisdictions agreed by us and excluding those jurisdictions on the Country Sanctions Programs of the OFAC.
     (f) Cease and Desist Proceedings. You represent and warrant that you are not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the Offering.
5. Indemnification. You hereby agree to indemnify and hold us harmless and to indemnify and hold harmless the Issuers, any Underwriter and any of our affiliates from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any action or claim) caused by your failure or the failure of any other subsidiary, affiliate or agent of yours or the failure of any Selling Agent of yours to offer or sell the Securities in compliance with any applicable law or regulation, to comply with the provisions hereof including, but not limited to, any actual or alleged breach or violation of any representations and warranties contained herein or to obtain any consent, approval or permission required in connection with the distribution of the Securities.
6. Termination, Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to “this Agreement” herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

7. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.
8. Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of Illinois.
9. Supersedes Prior Agreement. This Agreement, as amended and supplemented from time to time, supersedes and replaces in its entirety any other selected dealers agreement and any other agreement between us governing similar transactions in which you are acting as a selected dealer, for all Offerings conducted from and after the date hereof.

     Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 6 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 4 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you have requested and received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

Very truly yours,
By:
Laura Elliott
Managing Director – Syndicate

CONFIRMED:	, 20___

By:

Name:

(Print name)
Title:

E-9